GROUND LEASE
                                  ------------

     THIS GROUND LEASE (this "Lease") is made and entered into as of this 26 day
                              -----                                       --
of May, 2004, by and between (i) REALM NATIONAL INSURANCE COMPANY, a New York insurance company ("Landlord") and (ii) CHARYS HOLDING COMPANY INC., a Georgia
                    --------
corporation ("Tenant").
              ------

                                   WITNESSETH:

     Landlord, for and in consideration of the rents, covenants and agreements herein contained on the part of Tenant, its successors and assigns, to be paid, kept and performed, agrees to and does hereby lease to Tenant, and Tenant agrees to and does hereby lease from Landlord, subject to the terms and conditions of this Lease, the real property located in Stanly County, North Carolina that is described and/or depicted on Exhibit A attached hereto and made a part hereof;
                             ---------

     TOGETHER with all right, title and interest of the Landlord in and to all easements, rights, privileges and appurtenances to the same belonging or in anywise appertaining thereto, and all right, title and interest, if any, of the Landlord in any subsurface space.

     TO HAVE AND TO HOLD the aforesaid real property and appurtenant interests unto Tenant for the term of this Lease as hereinafter set forth.

     1.   Definition of Certain Terms.
          ----------------------------

          For purposes of this Lease, unless the context otherwise requires:

          (a)     The term "Additional Rent" shall mean all amounts payable by
                            ---------------
Tenant under this Lease other than Basic Rent.

          (b)     The term "Basic Rent" shall have the meaning set forth in
                            ----------
Section 3.

          (c)     The term "Default Interest Rate" nine percent (9%) per annum.
                            ---------------------

          (d)     The term "Governmental Authorities" shall mean any board,
                            ------------------------
bureau, commission, department or body of any governmental unit or subdivision thereof having or acquiring jurisdiction over the Leased Premises.

          (e)     The term "Impositions" shall mean all taxes, special and
                            -----------
general assessments, water rents, rates and charges, commercial rent taxes, sewer rents and other impositions and charges of every kind and nature whatsoever with respect to the Property that may be assessed, levied, confirmed, imposed or become a lien on the Property by or for the benefit of any Government with respect to any period prior to or during indemnitee's period of ownership of the Property together with any taxes and assessments that may be levied, assessed or imposed by any Government upon the gross income arising from any rent or business a the Property or in lieu of or as a substitute, in whole or in part, for taxes and assessments imposed upon or related to the Property and commonly known as real estate taxes.

          (f)     The term "Land" shall mean the parcel of land described on
                            ----
Exhibit A to this Lease.

          (g)     The term "Landlord" shall mean the Landlord named in this
                            --------
Lease and such Landlord's successors and assigns, and shall be deemed to include the plural.

          (h)      The term "Lease" shall mean this Lease and the leasehold
                             -----
estate created hereby.

          (i)     The term "Lease Commencement Date" shall mean the date hereof.
                            -----------------------

          (j)     The term "Lease Year" shall have the meaning set forth in
                            ----------
Section 3(e). (k) The term "Leased Premises" shall mean the Land.

          (l)     The term "Mortgage" shall be deemed to include a mortgage, a
                            --------
deed of trust and such other type of security instrument as may be given to secure loans or advances on, or the unpaid purchase price of, real estate under the laws of the State of North Carolina, and any consolidation, modification or extension of or supplement to any such security instrument, and the note or other credit instrument secured thereby. The term "Mortgagee" shall be deemed to include the trustee and beneficiary under, and the party secured by, any such Mortgage, and their successors or assigns.

          (1)     The term "Rent Commencement Date" shall mean the Lease
                            ----------------------
Commencement Date.

          (m)     The term "Tenant" shall mean the Tenant named in this Lease
                            ------
and its successors and assigns, and shall be deemed to include the plural.

          (n) Any reference herein to the termination of this Lease shall be deemed to include any termination hereof by expiration.

     2.     Term of Lease. The term of this Lease shall commence on the Lease
            --------------
Commencement Date and shall expire on the day immediately preceding the tenth
(10th) anniversary of the Lease Commencement Date.

     3.     Basic Rent and Additional Rent.
            ------------------------------

          (a) Commencing on the Rent Commencement Date, Tenant covenants and agrees to pay to Landlord, in lawful money of the United States of America, a net basic annual rent (hereinafter referred to as the "Basic Rent") in the
                                                       ----------
amount hereinafter set forth. The Basic Rent shall be payable in single annual installments on or before one hundred eighty (180) days after the commencement of each then-current year of the Lease Term and shall be payable without notice or demand and without abatement, deduction or set off of any kind, except as otherwise expressly set forth in this Lease. The Basic Rent for any partial month shall be prorated on a daily basis.

          (b) The Basic Rent payable for each Lease Year shall be One Hundred Fifty Thousand Dollars ($150,000)

          (c) The Basic Rent shall be paid in addition to and over and above all other payments to be made by Tenant as provided in this Lease, it being the intention and purpose of this Lease that, after the Rent Commencement Date, the Basic Rent shall be absolutely net to the Landlord so that this Lease shall yield net to the Landlord the Basic Rent specified herein. All costs, expenses, and obligations of every kind and nature whatsoever relating to the Leased Premises and their use and occupancy that may rise or become due on or after the Lease Commencement Date shall be paid by Tenant, except that Landlord shall be responsible for the payment of all amounts payable under any Mortgage which may at any time encumber Landlord's interest in the Leased Premises.

          (d) The Basic Rent shall be paid to the Landlord at Landlord's address as set forth in Section 23(a), as said address may be changed from time to time by notice given under that Section, without notice or demand and without deduction, abatement or set-off of any kind.

          (e) The first Lease Year shall be the twelve-month period commencing on the Lease Commencement Date. Each successive Lease Year shall be an annual period commencing on the date following the expiration of the preceding Lease Year.

          (f) Commencing on the Rent Commencement Date, Tenant covenants and agrees to pay as Additional Rent: 4 percent (4%) of the proceeds (net of sales taxes paid out-of-pocket by Tenant, if any) received by Tenant from the sale of Substances, and all Impositions, costs, expenses, liabilities, obligations, and other payments of whatever nature that are incidental, directly or indirectly, to the ownership, development and operation of the Property, whether foreseen or unforeseen, ordinary or extraordinary, except that Landlord shall be responsible for the payment of all amounts payable under any Mortgage which may at any time encumber Landlord's interest in the Leased Premises.

          (g) Tenant shall deliver to Landlord copies of any and all financial reports to the extent showing proceeds received from the sale of Substances and sales taxes paid (if any) and analyses prepared by or on behalf of Tenant in connection with Tenant's conduct of business at the Lease Premises. Landlord shall have the right to audit Tenant's books and records from time to time upon reasonable prior notice.

     4.   Taxes and Assessments.
          ----------------------

     From and after the Rent Commencement Date, Tenant shall pay, or cause to be paid, all Impositions, except that Impositions assessed for fiscal periods of the taxing authority which extend beyond the Term of this Lease shall be apportioned between Landlord and Tenant at the expiration of the term of this Lease. Landlord shall promptly forward to Tenant all notices, bills or other statements received by Landlord concerning any Imposition. Tenant shall pay all such Impositions directly to the taxing authority as the same become due and payable and before any fine or penalty is added thereto for the nonpayment thereof, but Tenant may pay any Imposition (including any interest accrued on the unpaid balance of such Imposition) in installments if so payable by law, whether or not interest accrues on the unpaid balance; provided, however, that such Imposition shall remain entirely the obligation of Tenant even though the installments may be payable after the termination of this Lease.

     5.   Insurance.
          ----------

          (a) From and after the Rent Commencement Date, Tenant shall, at its sole cost and expense, keep and maintain public liability insurance protecting and indemnifying Tenant and Landlord against any and all claims for damages to person or property or for loss of life or of property occurring upon, in or about the Leased Premises and the adjoining streets and passageways, such insurance to afford protection to the combined single limit of not less than Five Million Dollars ($5,000,000), as well as any worker's compensation insurance in amounts not less than that required by the laws of the State of North Carolina. Tenant shall also, at its sole cost and expense, keep and maintain or cause any agent, contractor or other party acting by, on behalf of or at the direction of Tenant to keep or maintain insurance of types and amounts that are customary and prudent in connection such party's conduct at the Property.

          (b)     The insurance policy required to be procured by Tenant under
Section 5(a) shall be effected under a valid and enforceable policy issued by an insurer licensed to do business in the State of North Carolina and shall name Landlord and any Mortgagee of Landlord's as an additional insured, as their interests may appear. Neither the issuance of the insurance policy required under this Lease nor the minimum limits specified in this Section with respect to Tenant's insurance coverage shall be deemed to limit or restrict in any way Tenant's liability arising under or out of this Lease. At least fifteen (15) days before the expiration of the expiring policy previously furnished, Tenant shall deliver to Landlord a certificate showing such insurance to be in effect. Such insurance policy shall provide (and any certificate evidencing the existence of such insurance policy shall certify) that such insurance policy shall not be canceled unless Landlord shall have received at least fifteen (15) days' prior written notice of cancellation.

          (c) Landlord shall have the right, from time to time, to increase, add to, expand, modify or otherwise revise the scope, nature, type and amount of the insurance required to maintained by Tenant pursuant to this Section 5 as Landlord shall reasonably see fit in its sole and absolute discretion.

     6.     New Construction by Tenant.
            --------------------------

          (a) Tenant shall have the right, at any time or times from and after the Lease Commencement Date, at Tenant's sole cost and expense and without the necessity of securing the prior consent or permission of the Landlord to develop a quarry on the Leased Premises in the area depicted by cross-hatching on Exhibit A for the mining of slate and
                                       ---------
sand, provided that Tenant complies with applicable governmental requirements.

          (b) Title to all Improvements constructed by the Tenant on the Leased Premises shall be and remain in Tenant for and during the entire term of this Lease, but on the expiration or earlier termination of this Lease Tenant hereby covenants and agrees that the sole ownership of the Improvements and the right to possess and use the same shall automatically pass to and be vested in Landlord without payment or consideration of any kind.

     7.   Repairs and Maintenance of the Leased Premises.
          ----------------------------------------------

          Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations in or to the Leased Premises. Tenant hereby assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Leased Premises.

     8.   Use of Leased Premises.
          ----------------------

          Tenant shall have the right during the term of this Lease to use and occupy the Leased Premises solely for the following:

          (a) to explore, drill for, produce, extract, take, treat, store upon, and remove from the Property, and to appropriate and/or sell for its sole account (except as otherwise expressly provided herein) and risk, all crushed stone produced from the Leased Premises (collectively, "Substances"); and

          (b) to do upon any portions of the Leased Premises all things necessary or appropriate in its bona fide judgment to exercise fully and efficiently all of the rights granted by Section 8(a) above (collectively, the "Objectives"), including the storing and use of materials, the installation, construction, maintenance, operation (and repair, removal, and replacement, as the case may be, where the same have been placed on the Leased Premises by or on behalf of Tenant) of all buildings, structures, machinery, tools, equipment, fixtures, roads other means of transportation for both materials and personnel, communication, power and water systems, and other like and unlike facilities, of whatever nature deemed reasonably appropriate by Tenant to the accomplishment of the Objectives. Tenant may also sublease or rent portions of the Leased Premises to other parties as may be desirable to facilitate the use and sale of Substances, subject to Landlord's prior written approval.

     9.     Mechanics' Liens.
            ----------------

          If any lien shall be filed against the interest of Landlord in the Leased Premises or be asserted against any rent payable hereunder by reason of any work, labor, services or materials supplied or claimed to have been supplied on or to the Leased Premises by or on behalf of Tenant, Tenant shall within thirty (30) days after notice of the filing thereof, cause the same to be discharged of record, or effectively prevent the enforcement or foreclosure thereof against the Leased Premises or such rents, by contest, payment, deposit, bond, order of court or otherwise.

Nothing contained in this Lease shall be construed as constituting the express or implied consent or permission of Landlord to any third party for the performance of any labor or services for, or the furnishing of any materials to, Tenant that would give rise to any such lien against Landlord's interest in the Leased Premises.

     10.     Damage or Destruction.
             ---------------------

          Tenant shall not be entitled to any abatement, allowance, reduction or suspension of rent because part or all of the Improvements become untenantable as a result of the partial or total destruction or damage of any improvements by fire or other casualty, and Tenant's obligation to pay the Basic Rent and Additional Rent, and Tenant's obligation to keep and perform all other covenants and agreements on its part to be kept and performed hereunder, shall not be affected by any such destruction or damage.

     11.     Condemnation.
             ------------

          (a) If, at any time during the term of this Lease, the Leased Premises, or any part thereof, shall be taken in Condemnation Proceedings (as defined in Section 1 l(e)), the entire award or compensation that may be made in any such proceeding shall be divided between Landlord and Tenant in the manner set forth in this Section. Landlord and Tenant each agrees to execute any and all documents that may be required in order to facilitate the collection of any and all such awards or compensation. Landlord and Tenant shall each have the right to participate in any such condemnation proceedings and to be represented by their respective legal counsel for the purpose of protecting their respective interests hereunder.

          (b) If, at any time during the term of this Lease, title to all or substantially all of the Leased Premises shall be taken in Condemnation
Proceedings:

               (i) this Lease shall terminate and expire on the date of such taking and the Basic Rent, Additional Rent and other amounts required to be paid by Tenant under this Lease shall be adjusted between Landlord and Tenant as of the date of such taking; and

               (ii) Landlord shall receive the first Three Million Four Hundred Thousand Dollars ($3,400,000) plus the amount of any then existing monetary default of Tenant under this Lease or the Indemnity or the Guaranty (both of which latter documents are being entered into by Tenant in favor of Landlord contemporaneously herewith) of the net proceeds of any award or other compensation paid with respect to the taking ("Landlord's Award"), and Tenant shall receive any and all of the net proceeds above such amount.

          (c) If, at any time during the term of this Lease, title to part but less than all or substantially all of the Leased Premises shall be taken in Condemnation Proceedings:

               (i) this Lease shall continue and the Basic Rent thereafter payable by Tenant shall be apportioned and reduced from the date of each such partial taking by an amount equal to the Basic Rent multiplied by a fraction the numerator of which is the number of square feet of land area of the Leased Premises so condemned and the denominator of which is the total number of square feet of the Land; and

               (ii) the net award or other compensation paid with respect to such taking shall be divided between Landlord and Tenant so that Landlord and Tenant shall each receive the value of its interest in the Leased Premises determined according to law and equity on all relevant facts existing at the time of the taking; provided, however, that in no event shall Landlord receive more than Landlord's Award.

          (d) If, at any time during the term of this Lease, the temporary use of the whole or any part of the Leased Premises shall be taken in Condemnation Proceedings, the term of this Lease shall not be reduced or affected in any way and Tenant shall continue to pay in full the Basic Rent, the Additional Rent and all other charges herein reserved, without reduction or abatement. Tenant shall be entitled to receive the entire amount of any awards or payments made for such temporary use.

          (e)     For purposes of this Section, the term "Condemnation
                                                          ------------
Proceedings" shall include a taking by any Governmental Authority by exercise of
-----------
any right of eminent domain or by appropriation.

     12.     Transfers of Tenant's Interest.
             ------------------------------

          Tenant may not, without the prior consent of Landlord, which consent may be granted or withheld in Landlord's sole and absolute discretion, sell, assign, mortgage, transfer or otherwise dispose of this Lease or sublet, hypothecate or pledge all or any part of the Leased Premises, except for subleases or rentals expressly permitted under this Lease.

     13.     Default Provisions.
             ------------------

          (a) If any one or more of the following events (hereinafter sometimes referred to as "Events of Default") happens:
                          -----------------

               (1) Tenant defaults in the due and punctual payment of the Basic Rent or any Additional Rent payable under this Lease when and as the same shall become due and payable, and such default shall continue for more than thirty (30) days after a written notice thereof shall have been given by Landlord to Tenant; or

               (2) if Tenant defaults in keeping, observing or performing any of the terms, covenants or conditions contained in this Lease on Tenant's part to be kept, performed or observed (other than those referred to in Section 13(a)(l)), and if such default is not remedied by Tenant (A) within sixty (60) days after Landlord shall have given Tenant a written notice specifying such default, or (B) in the case of any such default which cannot with due diligence be cured within sixty
          (60)
          days, within such additional period as may be reasonably required to cure such default with due diligence (it being intended that, in connection with any such default which is not susceptible of being cured with due diligence within sixty (60) days, the time within which Tenant is required to cure such default shall be extended for such additional period as may be necessary for the curing thereof with due diligence but in no event by more than ninety (90) days);

then, and in any such event and without limiting any other rights and remedies that may be available to Landlord at law or in equity, Landlord shall have the right to give written notice to Tenant specifying such Event(s) of Default and stating that this Lease and the term hereby demised shall expire and terminate on the date specified in such notice, which shall be at least fifteen (15) days after the giving of such notice, and on the date specified in such notice this Lease and all rights of Tenant under this Lease shall expire and terminate unless the default shall have been cured prior to the expiration date specified in such notice.

          (b) In the event that any Basic Rent payable under this Lease is not paid within thirty (30) days after the date on which such payment of Basic Rent is due, such defaulted payment shall bear interest at the Default Interest Rate calculated from the due date of such default payment to the date of payment thereof by Tenant to Landlord.

          (c) Upon any expiration or termination of this Lease, Tenant shall quit and peacefully surrender the Leased Premises to Landlord, and Landlord, upon or at any time after any such expiration or termination, may without further notice enter upon and re-enter the Leased Premises and possess and repossess itself thereof, by force (if necessary), summary proceedings, ejectment or otherwise, and may dispossess Tenant and remove Tenant and all other persons and property from the Leased Premises and may have, hold and enjoy the Leased Premises and the right to receive all rental income of and from the same.

     14.     Surrender of Possession: Personal Property.
             ------------------------------------------

          (a) Tenant shall, on or before the last day of the term of this Lease, peaceably and quietly leave, surrender and yield up to Landlord the Leased Premises.

          (b) All fixtures, equipment and personal property installed in, affixed to or placed or used in the operation of the Leased Premises shall, throughout the term of this Lease, be the property of Tenant. All such fixtures, equipment and personal property may be removed by Tenant within thirty (30) days after the termination of this Lease, and if not so removed, shall be deemed to have been abandoned by Tenant and either may be retained by Landlord as its property or be disposed of, without accountability, at Tenant's sole cost and expense in such manner as Landlord may see fit.

          (c) Landlord shall not be responsible for any loss or damage occurring to any Property owned by Tenant.

     15.     Indemnification.
             ---------------

          (a) Tenant hereby agrees to indemnity and hold harmless Landlord from and against any and all claims, costs and expenses, including reasonable attorney's fees, that arise from or are connected with the possession, use, occupancy, management, repair, maintenance or control of the Leased Premises, or any portion thereof, or any work or thing done in, on or about the Leased Premises by Tenant or anyone claiming under or through Tenant. Tenant shall, at its own cost and expense, defend any and all actions, suits and proceedings that may be brought against Landlord with respect to the foregoing or in which Landlord may be impleaded. Tenant shall pay, satisfy and discharge any and all final judgments, orders and decrees that may be recovered against Landlord in connection with the foregoing.

          (b) Supplementing the foregoing (and without limiting the foregoing), Tenant agrees to defend (with attorneys satisfactory to Landlord), protect, indemnify and hold harmless Landlord from and against any and all liabilities, obligations (including removal and remedial actions), losses, damages (including consequential damages and punitive damages), penalties, actions, judgments, suits, claims, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) of any kind or nature whatsoever that may at any time be incurred by, imposed on or asserted against any of them directly or indirectly based on, or arising or resulting from (i) the actual or alleged presence of Hazardous Substances on the Leased Premises in any quantity or manner that violates Environmental Law, or the removal, handling, transportation, disposal or storage of such Hazardous Substances, (ii) any Environmental Claim with respect to Indemnitor or the Leased Premises, (iii) the exercise of any of Landlord's rights under this Lease, (iv) any unpaid Impositions or (v) any other liability or obligation that is incidental, directly or indirectly, to the occupancy, ownership and development of the Leased Premises, whether foreseen or unforeseen, ordinary or extraordinary (collectively and together with the items described in Section 15(a) above, the "Indemnified Matters"), regardless of when such Indemnified Matters arise. To the extent that this Section 15 is unenforceable because it violates any law or public policy, Tenant agrees to contribute the maximum portion that it is permitted to contribute under applicable law to the payment and satisfaction of all Indemnified Matters.

          (c) Tenant agrees to reimburse Landlord for all sums paid and costs incurred by Landlord with respect to any Indemnified Matter within thirty
(30) days following written demand therefor, with interest thereon at the Default Rate if not paid within such thirty (30) day period.

          (d) "Hazardous Substances" means (a) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import, under any applicable Environmental Law; and (b) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority, including, without limitation, asbestos and asbestos-containing materials in any form, lead-based paint, any radioactive materials and polychlorinated biphenyls ("PCB's"), or substances or compounds containing PCB's.

          (e) "Environmental Law" means any federal, state or local law, whether common law, court or administrative decision, statute, rule, regulation, ordinance, court order or decree, or administrative order or any administrative policy or guidelines concerning action levels of a governmental authority (federal, state or local) now or hereafter in effect relating to the environment, public health, occupational safety, industrial hygiene, any Hazardous Substance (including, without limitation, the disposal, generation, manufacture, presence, processing, production, Release, storage, transportation, treatment or use thereof), or the environmental conditions on, under or about the Property, as amended and as in effect from time to time and any successor statutes and regulations to the foregoing.

          (f) "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law (hereafter "Claims") or any permit issued under any such Environmental Law, including without limitation (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to health, safety or the environment.

          (g) "Release" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like, into or upon any land or water or air, or otherwise entering into the environment.

     16.     Attorneys' Fees.
             ---------------

          In the event that any default of Tenant is not cured within the applicable grace period and Landlord engages legal counsel to enforce Landlord's rights, Landlord shall be entitled to reimbursement for its reasonable attorneys' fees. If suit is instituted by either party to enforce its rights under this Lease, the prevailing party in such litigation shall be entitled to reimbursement upon demand from the other party for its reasonable attorneys' fees incurred in connection with such litigation.

     17.     Remedies are Cumulative; No Implied Waiver.
             ------------------------------------------

          Landlord and Tenant shall each be entitled to specific performance and injunctive or other appropriate equitable relief, for any breach or threatened breach of any of the provisions of this Lease, notwithstanding the availability of an adequate remedy at law, and each party hereby waives the right to raise such defense in any proceeding in equity. The specific remedies provided for in this Lease are cumulative and are not exclusive of any other remedy. The failure of either party to insist in any one or more cases upon strict performance shall not be construed as a waiver or relinquishment for the future. No acceptance of rent with knowledge of any default shall be deemed a waiver of such default.

     18.     Quiet Enjoyment; Conveyance by Landlord.
             ---------------------------------------

          (a) Landlord covenants that Tenant, upon paying the Basic Rent, Additional Rent and other charges provided for in this Lease, and upon keeping, performing and observing the terms, covenants and conditions of this Lease on its part to be kept, observed and performed, shall and may peacefully and quietly have, hold, occupy and enjoy the Leased Premises from the Lease Commencement Date until the expiration or sooner termination of the term of this Lease, without hindrance, ejection or molestation by Landlord or any party claiming under or through Landlord.

          (b) Landlord has the right to convey or otherwise dispose of its interest in this Lease or in the Land. Landlord has the further right, in connection with any such conveyance or disposition to terminate this Lease by giving Tenant not less than thirty (30) days' prior notice of such election, which termination shall be effective automatically and without the necessity of any further documentation upon the consummation of such conveyance or disposition. At Landlord's request, Tenant will execute a document memorializing such termination, but Tenant's failure to execute and delivery document is not a condition precedent to the effectiveness of the above-described termination.

          (c) Notwithstanding anything contained in this Lease to the contrary, if Tenant has not commenced the mining and extraction of the crushed stone intended to be mined by Tenant pursuant to this Lease prior to the first
(1st) anniversary of the Lease Commencement Date, Landlord shall have the right to terminate this Lease upon thirty days' prior written notice to Tenant.

     19.     Brokers.
             -------

          Landlord and Tenant each represents and warrants to the other that no broker, finder or other person entitled to a commission or finders fee has acted for it in connection with this Lease or the transactions contemplated hereby. Landlord and Tenant shall indemnify and hold harmless each other from and against any and all claims, costs and expenses, including reasonable attorneys' fees that result from any breach of the foregoing representation and warranty.

     20.     Memorandum of Lease.
             -------------------

          Tenant shall not record this Lease or a memorandum of lease with respect to this Lease without first obtaining Landlord's prior written consent, which consent may be granted or withheld in Landlord's sole and absolute discretion.

     21.     Certificates.
             ------------

          Either party agrees, at any time and from time to time upon not less than ten (10) days' prior notice by the other party, to execute, acknowledge and deliver to the other party, or to any person designated by the other party, a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications), and the dates to which the Basic Rent and Additional Rent have been paid, and stating whether or not the other party is in default in keeping, observing or performing any term, covenant or condition contained in this Lease on the other party's part to be kept, observed or performed and, if in default, specifying each such default, it being intended that any such statement delivered pursuant to this Section may be relied upon by the other party or any prospective purchaser of the fee of the Leased Premises, any mortgagee thereof, or any assignee of a mortgagee of the fee of the Leased Premises.

     22.     Non-Merger of Estates.
             ---------------------

          (a) The interests of Landlord and Tenant in the Leased Premises shall at all times be separate and apart, and shall in no event be merged, notwithstanding the fact that this Lease or the leasehold estate created hereby, or any interest in either thereof, may be held directly or indirectly by or for the account of any person who shall own the fee title to the Leased Premises, or any portion thereof; and no such merger of estates shall occur by operation of law, or otherwise, unless and until all persons at the time having any interest in the Leased Premises shall join in the execution of a written instrument effecting such merger of estates.

          (b) This Lease shall be superior, at all times, to all other obligations of every kind relating to the Leased Premises, except for the items listed on Exhibit B to this Lease.
          ---------

     23.     Compliance with Law. Without limiting any other obligations of
             -------------------
Tenant under this Lease, Tenant shall comply with any and all laws and regulations applicable to the Leased Premises.

     24.     Miscellaneous Provisions.
             ------------------------

          (a) All notices, demands, requests or other communications required to be given or which may be given hereunder shall be in writing and shall be sent by (a) certified or registered mail, return receipt requested, postage prepaid, or (b) national overnight delivery service, or (c) facsimile transmission (provided that the original shall be simultaneously delivered by national overnight delivery service or personal delivery), or (d) personal delivery, addressed as follows:

               Landlord:
               ---------

               Realm National Insurance Company
               125 Maiden Lane
               New York, New York 10038
               Attention: Mr. Mark Sioma
               Fax:  (212) 269-6758

               with a copy to:

               AlphaStar Insurance Group Ltd. 125 Maiden Lane
               New York, New York 10038

               Attention: James Lawless, IV, Esq.
               Fax: (212)269-6758

               and

               Arent Fox PLLC
               1675 Broadway
               New York, New York 10019
               Attention: Karen F. Candreva, Esq.
               Fax: (212) 484-3990

               Tenant:
               -------

               Charys Holding Company, Inc.
               1117 Perimeter Center
               West, Suite N415
               Atlanta, Georgia 30338
               Attention: Mr. Billy V. Ray, Jr.
               Fax: (678) 443-2320

               with a copy to:

               Warren L. Traver, Esq.
               4545 Wieuca Road, Bldg 2
               Atlanta, Georgia 30342-3343
               Fax: (404) 236-0135

or such other persons and/or addressees as each party may from time to time designate by written notice pursuant to this Section to the other. Any notice so sent by certified or registered mail, national overnight delivery service or personal delivery shall be deemed given on the date of receipt or refusal as indicated on the return receipt, or the receipt of the national overnight delivery service or personal delivery service. Any notice sent by facsimile transmission shall be deemed given when received as confirmed by the telecopier electronic confirmation receipt. A notice may be given either by a party or by such party's attorney.

          (b) Words of any gender used in this Lease shall be held to include any other gender, and words in the singular number shall be held to include the plural and words in the plural shall be held to include the singular, when the context so requires,

          (c) The captions herein are inserted only for convenience, and they are in no way to be construed as a part of this Lease or as a limitation on the scope of the particular provisions to which they refer.

          (d) This Lease is made pursuant to, and shall be construed and enforced in accordance with, the laws of State of North Carolina.

          (e) The parties hereto covenant and agree that all of the conditions, covenants, agreements, rights, privileges, obligations, duties, specifications and recitals contained in this

Lease shall inure to the benefit of, and being binding upon, Landlord and Tenant, and their respective successors and assigns.

          (f) This Lease cannot be changed or terminated orally. This Lease contains the entire agreement between the parties and is intended by the parties to set forth their entire agreement in respect of the Leased Premises, and any agreement hereafter made shall be ineffective to change, modify or discharge this Lease, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the change, modification or discharge is sought. Notwithstanding the foregoing, the parties hereto hereby acknowledge that Tenant is entering into a Guaranty and an Indemnity that relate to, inter alia, to the Leased Premises and certain obligations under this Lease on or about the date hereof.

          (g) Tenant hereby covenants and agrees to modify this Lease to reflect any and all revisions requested or required by the New York State Department of Insurance promptly upon notice of such requests or requirements from Landlord.

          (h) Tenant acknowledges and agrees that Landlord has not made any representation about the condition of the Leased Premises or any existing or potential use thereof, including, without limitation, with respect to Tenant's intended mining use.

          IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed under seal as of the date first above written.

TENANT:                         LANDLORD:

CHARYS HOLDING COMPANY INC.     REALM NATIONAL INSURANCE
                                COMPANY


By: /s/ Billy V. Ray, Jr.       By:/s/ Marx S. Sioma
   ------------------------        --------------------------
     Name: Billy V. Ray, Jr.         Name: Marx S. Sioma
     Title: CEO                      Title: President


Attest: [Unreadable]            Attest: [Unreadable]

Witness:[Unreadable]            Witness: [Unreadable]

                                    EXHIBIT A
                                    ---------

                                  See attached.

                                [GRAPHIC OMITTED]

                                  Exhibit "A"


Being a tract of land containing 242.03 acres, more or less, Ridenhour Township, Stanly County, North Carolina, lying in the west side of Wesley Chapel Road (SR #1455) and on the south side of Glenmore Road (SR #1456), and being more particularly described as follows:

BEGINNING at a set 1/2" (rebar with plastic cap lining north of the northerly margin of the right-of-way of Glenmoore Road (SR #1456), said beginning point being located as follows: begin at a found ____ at the point of intersection of the centerlines of US Highway 52 and Glenmoore Road, thence with the centerline of Glenmoore road S. 67-11-57 W. 267.63 feet to a found spike in said centerline, thence leaving Glenmore Road N. 80-14-11 W. 465.64 feet to said set 1/3" rebar with plastic cap which is the beginning point of the description of the land hereby conveyed, said beginning point also being located N. 00-17-49 E.
39.52 feet from a found p.k. nail in the center line of Glenmoore Road: thence from said beginning point thus determined S. 00-17-49 W., passing said p.k. nail in the center line of Glenmoore Road at 39.52 feet, and all or in part with a line of Robert L. Earnhardt, et nx (now or formally), for a total distance of
280.46 feet to a set 1/2 inch rebar with plastic cap by granite monument, thence
S. 79-18-45 E., passing a found iron rod at 628.10 feet, and another found iron rod at 761.05 feet, for a total distance of 1142.83 feet to a found iron rod 8 feet north of an iron rod; thence S. 79-16-40 E. 309.97 feet to a found granite monument: thence S. 62-33-11 E. 1060.91 feet to a found granite monument; thence
S. 06-12-18 W. 134.03 feet to a found iron rod; thence N. 81-15-30 W. 73.01 feet to a found iron pipe: thence S. 29-01-53 W. 226.61 feet to a found granite monument; thence S. 29-30-18 W. 187.40 feet to a found stone by iron pipe; thence S. 83-01-31 E. 325.37 feet to a set 1/2" rebar with plastic cap (located
N. 83-01-31 W. 82.98 feet from a found bent iron rod with in, the right-of-way of Wesley Chapel Road [SR #1455]); thence S. 03-1609 W. 310.35 feet to a set railroad spike in the centerline of Wesley Chapel Road (SR #1455); thence eleven
(11)  calls with the centerline of Wesley Chapel Road (SR #1455) as follows: [1]
S.  17-25-56 W. 50.42 feet to a point, [2] S. 12-49-38 W. 66.76 feet to a point,
[3]  S.  07-23-37  W. 68.63 feet to a point, [4] S. 03-55-24 W. 119.65 feet to a point,  [5] S. 02-59-09 W. 66.52 feet to a point, [6] S. 02-14-44 W. 219.53 feet to a point, [7] S. 02-49-04 W. 288.40 feet to a point, [8] S. 02-45-43 W. 128.48 feet  to a found railroad spike on the centerline of SR#1455, [9] S. 03-02-15 W.
159.99 feet to a found railroad spike in the centerline of SR #1455, [10] S. 03-03-19 W. 159.98 feet to a found railroad spike in the center line of SR#1455, and [11] S. 02-37-04 W. 127.36 feet to a found railroad spike in the center line of SR #1455; thence S. 89-02-07 W., passing a found iron pipe at 31.21 feet in crossing a branch and a Duke Power Company transmission line right-of-way, for a total distance of 2543.79 feet to a found iron pipe; thence N. 68-39-00 W. 44.64 feet to a found granite monument; thence N. 28-48-12 E. 141.85 feet to a set
1/2" rebar with plastic cap within said Duke Power Company transmission line right-of-way; thence a line within said right-of-way N. 35-33-05 W. 213.00 feet to a set 1/2" rebar with plastic cap; thence N. 77-56-05 W. 258 feet to a found granite monument on the north side of spring; thence S. 58-33-54 W. 746.03 feet to a found granite monument; thence N. 41-43-13 W. 409.79 feet to a found granite monument; thence N. 28-38-35 E. 893.95 feet to a found granite monument; thence N. 50-19-06 W. 791.70 feet to a found granite monument; thence N. 29-32-03 E., passing said Duke Power Company transmission line right-of-way, 2190.75 feet to a found iron pipe by metal fence post in concrete; thence S. 74-30-07 E. 194.32 feet to a found iron pipe by metal fence post; thence S.
76-12-03 E. 107.65 feet to a found iron pipe by metal fence post to the southerly margin of the right-of-way of Glenmoore Road (SR #1456); thence S. 83-07-27 E., crossing Glenmoore Road, 343.54 feet to the place of beginning and containing 242.03 acres, subject to the rights of way of Glenmoore Road, Wesley Chapel Road, and a Duke Power Company 68 feet wide transmission line right-of-way, by survey of Jimmy R. Ellison, R.I.S., dated October 13, 1997.

                                    EXHIBIT B

Any and all mortgages, deeds of trust and other financing-related instruments that may now or hereafter, from time to time, be secured by all or any portion of Landlord's interest in the Leased Premises or Landlord's interest in this Lease, as well as (and not by way of limitation) any extensions, renewal, replacements, refinancings, consolidations, substitutions or modifications thereof or any other instrument that constitutes a Mortgage.